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                                                                  Exhibit 23.2

                          Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 9, 2004, with respect to the financial statements of SSS Holdings Corporation Limited included in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-113495) and related Prospectus
of Kanbay International, Inc. for the registration of [        ]shares of its
common stock.

                                          /s/ Ernst & Young LLP


Manchester, England

June 16, 2004